UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1250 Wood Branch Park Drive, Ste 600	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The voting results on the matters considered by the stockholders of American Electric Technologies, Inc., (“the Company”) at the Annual Meeting held on May 12, 2017 were as follows:

1.	To elect five members to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward L. Kuntz	3,839,293	470,126	3,149,107
J. Hoke Peacock II	3,756,984	552,435	3,149,107
Peter Menikoff	3,852,493	456,926	3,149,107
Neal Dikeman	3,581,553	727,866	3,149,107
Charles M. Dauber	4,185,455	123,964	3,149,107

2.	To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2017. There were no Broker Non-Votes.

Votes For	Votes Against	Votes Withheld
7,011,597	420,226	26,703

3.	Advisory resolution to approve executive compensation.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
3,758,506	431,169	119,744	3,149,107

4.	Frequency of advisory vote to approve executive compensation

1 Year	2 Years	3 Years	Votes Withheld
2,050,529	96,674	2,155,234	6,982

Broker Non-Votes
3,149,107

The Board of Directors has considered the outcome of the advisory vote with respect to the frequency of the stockholder vote to approve executive compensation and has determined that the Company will hold future votes to approve executive compensation on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: May 12, 2017	By:	/s/ William B. Brod
Senior Vice President and CFO